Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 11, 2020, with respect to the consolidated financial statements of Vertiv Holdings, LLC in Post Effective Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of Vertiv Holdings Co dated March 11, 2020.

/s/ Ernst & Young LLP

Grandview Heights, Ohio

March 11, 2020